SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 6, 2002

                         COMMISSION FILE NUMBER: 0-22341

                           MICRON ENVIRO SYSTEMS, INC.

        (Exact name of small business issuer as specified in its charter)

Nevada                                                                98-0202944
------                                                                ----------
(State or other           (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

1500 West Georgia, Suite 980, Vancouver, British Columbia, Canada        V6G 2Z6
-----------------------------------------------------------------        -------
(Address of principal executive offices)                              (Zip Code)

                                 (604) 719-3705
                                 --------------
                (Issuer's Telephone Number, including Area Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not Applicable.

ITEM 5. OTHER EVENTS
Micron Enviro Systems Inc. (OTCBB: MSEV) (the "Company") is extremely pleased to announce that that the operator has informed the Company that the drilling of the proposed 15 Well program on the Green Ranch prospect located in Stephens County, Texas is scheduled to commence on or near March 15, 2002. The Green Ranch Prospect is a proposed 15 Well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The primary target formation in this prospect is the Bend Conglomerate at a depth of approximately 4,500 feet. Secondary target formations are Caddo, Rotten Chert, Mississippian and Ellenberger. MSEV has secured a 5% Working Interest at this time.

The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 Counties I North Central Texas. TRRC reports indicate District 7B has produced a total of 2.225 Billion barrels of Oil during the period from 1935 through June of 2001. These reports also indicate the district has made 2.277 TCF of unassociated gas (gas wells) from 1970 through June of 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 Million barrels of oil, 18.6 BCF of casinghead gas and 45.3 BCF of unassociated gas.

Through interpretation of the seismic data several "bright spots" have been identified within the Bend Conglomerate and are being targeted for immediate testing. In 1997, a well drilled on one of the "bright spots" in the Conglomerate, blew out around the surface casing at rates of 10-15 million cubic feet per day. There has been over $1.5 million spent on the Green Ranch Prospect to date.

In other matters, the Company has been informed by the operator of the Coalinga Nose 1-1 Well that plug and abandoning has begun and will be executed. The negotiations for the upper zone were not favourable to the Company and therefore will not be pursued at this time.

MSEV management has identified an additional multi-well prospect within Texas and is in the final stages of its due diligence. The management has also had preliminary discussions on a multi-well oil prospect in Peru.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not Applicable.

ITEM 7. FINANCIAL STATEMENTS
Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR
Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE
Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                           MICRON ENVIRO SYSTEMS, INC.


Date: March 14, 2002                       By:     "BERNARD McDOUGALL"
                                                  ---------------------------
                                                  Bernard McDougall
                                                  President